EXHIBIT 5.1

                              RCN Corporation
                            105 Carnegie Center
                          Princeton, NJ 08540-6215



                                                          June 2, 2000


RCN Corporation
105 Carnegie Center
Princeton, NJ  08540-6215

Ladies and Gentlemen:

           I am Executive Vice President and General Counsel of RCN Corporation, a Delaware corporation (the "Company").

           This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

           In connection with this opinion, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement on Form S-3 to which this opinion relates as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and any and all amendments thereto, including post-effective amendments. The Registration Statement relates to the issuance and sale from time to time, pursuant to rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to $2,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale: (i) debt securities, in one or more series (the "Debt
Securities"), which may be issued under one or more indentures relating to the debt securities (the "Indenture), proposed to be entered into between the Company and The Chase Manhattan Bank as trustee (the "Trustee"); (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"); (iii) shares of common stock, $1.00 par value per share, of the Company ("Common Stock"); (iv) warrants or other rights ("Warrants or Rights") to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each a "Warrant or Rights Agreement") proposed to be entered into between the Company and a warrant or other applicable agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants or Rights (the "Indeterminate Stock"); and (vi) out of the $2,000,000,000 aggregate dollar amount of securities, up to 4,097,123 shares of Common Stock by Boston Edison Company ("BECO") or, pursuant to its recent change of name, NSTAR Communications, Inc. ("NSTAR"), and up to 19,859 shares of Common Stock by David Epstein and up to 46,639 shares of Common Stock of Zachary Julius (the "Selling Stockholders Stock" ). The Debt Securities, the Preferred Stock, the Common Stock, the Indeterminate Stock and the Selling Stockholders Stock are collectively referred to herein as the "Offered Securities."

           In connection with this opinion, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement relating to the Offered Securities; (ii) the forms of Indentures; (iii) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (iv) the By-laws of the Company, as currently in effect (the "By-laws"); and (v) certain resolutions of the Board of Directors of the Company relating to the registration of Offered Securities. I or attorneys under my supervision have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

           In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that the Indentures will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the Trustee. In addition, I have assumed that the terms of the Offered Debt Securities (defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company and its properties is subject, (ii) any law, rule or regulation to which the Company is subject (except that I do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of New York and of the United States of America, in each case, that, in my experience, is normally applicable to the transactions of the type provided for by, but without my having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) consent, approval, license authorization or validation of, or filing, recording or registration with any governmental authority.

           I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

           1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants or Rights), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

           2. With respect to any series of Warrants or Rights (the "Offered Warrants or Rights"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants or Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants or Rights are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants or Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants or Rights and related matters; (v) the terms of the Offered Warrants or Rights and of their issuance and sale have been duly established in conformity with the Warrant or Rights Agreement so as not to violate any applicable law, the Articles of Incorporation or By- laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; and (vi) the Offered Warrants or Rights have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant or Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants or Rights, when issued and sold in accordance with the applicable Warrant or Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

           3. With respect to any shares of Common Stock, Preferred Stock, Indeterminate Stock and Selling Stockholder Stock, such shares have been duly authorized by the Company and have been validly issued, are fully paid and non-assessable.

           I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                   Very truly yours,


                                                   /s/ John J. Jones